EXHIBIT 4


                                 March 27, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

SUBJECT: GENERAL ELECTRIC COMPANY ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR
         ENDED DECEMBER 31, 1997 - FILE NO. 1-35

Dear Sirs:

         Neither General Electric Company (the "Company") nor any of its consolidated subsidiaries has outstanding any instrument with respect to its long-term debt under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR Sec. 229.601), the Company hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                                      Very truly yours,

                                      GENERAL ELECTRIC COMPANY



                                       By: JAMES R. BUNT
                                           Vice President and Treasurer